UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________

Date of Report (Date of earliest event reported) May 8, 2012:

BALDWIN & LYONS, INC.
___________________________________________________________________________

(Exact name of registrant as specified in its charter)

Indiana	0-5534	35-0160330
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1099 North Meridian Street, Indianapolis, Indiana	46204
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                       (317) 636-9800
                                                                                      _______________________________________________

Not applicable
                                                                                                                                                                                                               __________________________________________________________________________________________

 (Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
       2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
      4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of shareholders of the Company was held on May 8, 2012.

(b)
The shareholders elected all of the Company’s nominees for director and ratified the appointment of Ernst & Young LLP as independent auditors for the Corporation.  The shareholders approved all of the shareholder proposals, which are listed below.

Proposal 1 - Election of Directors:

	Shares For	Shares Against	Shares Abstain
Stuart D. Bilton	2,199,429	742	404
Joseph J. DeVito	2,198,529	1,642	404
Otto N. Frenzel IV	2,199,429	742	404
Gary W. Miller	2,188,529	11,642	404
John M. O’Mara	2,199,529	642	404
Thomas H. Patrick	2,198,429	1,742	404
John A. Pigott	2,199,429	742	404
Kenneth D. Sacks	2,199,529	642	404
Nathan Shapiro	2,198,379	1,792	404
Norton Shapiro	2,198,429	1,742	404
Robert Shapiro	2,198,429	1,742	404
Steven A. Shapiro	2,198,429	1,742	404
John D. Weil	2,199,529	642	404

Proposal 2 – Ratification of Ernst & Young LLP as Independent Auditors for the year 2012:

For	2,109,234
Against	91,341
Abstain	-

Proposal 3 – Advisory approval of executive compensation:

For	2,196,857
Against	779
Abstain	2,939

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

May 9, 2012                                                                                 By:  /s/ Joseph J. DeVito
          Joseph J. DeVito, CEO and President